Exhibit 24

October 16, 2006

David M. Ratcliffe, Thomas A. Fanning, Patricia L. Roberts and Wayne Boston

Gentlemen and Mrs. Roberts:

The Southern Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of additional shares of its common stock pursuant to and in accordance with the Southern Investment Plan, in an amount not to exceed 20,000,000 shares (plus any previously registered and unissued shares).

The Southern Company and the undersigned directors and officers of The Southern Company, individually as a director and/or as an officer of The Southern Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement or statements and appropriate amendment or amendments (including post-effective amendments) thereto.

Yours very truly, THE SOUTHERN COMPANY By /s/David M. Ratcliffe David M. Ratcliffe Chairman, President and Chief Executive Officer

/s/Juanita Powell Baranco Juanita Powell Baranco	/s/David M. Ratcliffe David M. Ratcliffe
/s/Dorrit J. Bern Dorrit J. Bern	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Francis S. Blake Francis S. Blake	/s/Gerald J. St. Pe'; Gerald J. St. Pe';
/s/Thomas F. Chapman Thomas F. Chapman	/s/G. Edison Holland, Jr. G. Edison Holland, Jr.
/s/Donald M. James Donald M. James	/s/Thomas A. Fanning Thomas A. Fanning
/s/Zack T. Pate Zack T. Pate	/s/W. Ron Hinson W. Ron Hinson
/s/J. Neal Purcell J. Neal Purcell

Extract from minutes of meeting of the board of directors of The Southern Company.

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RESOLVED FURTHER: That for the purpose of signing the registration statement or statements or any amendments to such statements (including post-effective amendments), under the Securities Act of 1933, as amended, to be filed with the Commission with respect to the issuance by the Company of shares of its common stock pursuant to the Plan, the Company, the members of its board of directors, and its officers are authorized to give their several powers of attorney to David M. Ratcliffe, Thomas A. Fanning, Patricia L. Roberts and Wayne Boston.

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The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on October 16, 2006, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: November 8, 2006	THE SOUTHERN COMPANY By /s/Patricia L. Roberts Patricia L. Roberts Assistant Secretary